UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) February 1, 2024

Rocket Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39432	84-4946470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 Woodward Avenue Detroit, MI 48226
(Address of principal executive offices) (Zip Code)

(313) 373-7990
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	RKT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2024, the Board of Directors (the “Board”) of Rocket Companies, Inc. (the “Company”), upon the recommendation of the Nominating and Governance Committee of the Board, voted to expand the Board from eight directors to nine directors and to fill the newly created vacancy on the Board by appointing Alastair Rampell to serve as a Class II director, effective February 1, 2024, for a term expiring at the Company’s annual meeting of stockholders to be held in 2025 and until his successor is elected and qualified, subject to his earlier death, resignation, retirement, disqualification or removal.

Mr. Rampell has been a General Partner at Andreessen Horowitz, where he focuses on financial services, since October 2015. Mr. Rampell serves on the boards of several Andreessen Horowitz portfolio companies and has led a number of Andreessen Horowitz’s investments. Prior to joining Andreessen Horowitz, Mr. Rampell co-founded multiple companies including Affirm, FraudEliminator, Point, TrialPay, TXN, and Yub. He holds a BA in Applied Mathematics and Computer Science from Harvard University.

The Board determined that Mr. Rampell meets all of the applicable standards of independence for members of the Board established by (i) the laws, rules and regulations of the Securities and Exchange Commission and (ii) the listing standards of the New York Stock Exchange. The Board determined that Mr. Rampell is independent and free of any material relationship with the Company or any of the Company’s subsidiaries, other than through his service as a director of the Company.

Neither Mr. Rampell nor any of his immediate family members has had (or proposes to have) a direct or indirect interest in a transaction in which the Company or any of the Company’s subsidiaries was (or is to be) a participant, that would be required to be disclosed under Item 404(a) of SEC Regulation S-K.

In connection with his election as a non-affiliated director of the Company, Mr. Rampell will receive an annual cash retainer of $75,000, prorated for partial years of service. On his appointment date, Mr. Rampell will also receive a grant of restricted stock units (“RSUs”) with an initial grant value equal to $215,000, subject to vesting after one year. Thereafter, Mr. Rampell will be eligible to receive annual equity grants at each annual meeting of stockholders as determined by the Board for non-affiliate director compensation from time to time, provided that at the first annual meeting following appointment, Mr. Rampell will receive a prorated amount to reflect the period of time between his appointment date and the annual meeting. The RSUs will be subject to the terms and conditions of the Company’s Omnibus Incentive Plan and an award agreement substantially in the form of the publicly filed Director RSU Agreement. Mr. Rampell will enter into an indemnification agreement with the Company in the same form that the Company has entered into with its other directors. There are no other arrangements or understandings between Mr. Rampell and any other person pursuant to which Mr. Rampell was selected as a director.

Item 7.01.	Regulation FD.

On February 1, 2024, the Company issued a press release announcing the appointment of Mr. Rampell as an independent director to the Board. A copy of that press release is furnished as Exhibit 99.1 of this Current Report and incorporated herein by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated February 1, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2024

ROCKET COMPANIES, INC.

By:	/s/ Tina V. John
Name:	Tina V. John
Title:	General Counsel and Secretary